AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1999
                                                    REGISTRATION NO. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                 52-0991911
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              11019 McCORMICK ROAD
                           HUNT VALLEY, MARYLAND 21031
          (Address, including Zip Code, of Principal Executive Offices)

                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                             DONALD A. DEIESO, Ph.D.
                      PRESIDENT and CHIEF EXECUTIVE OFFICER
                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                              11019 McCORMICK ROAD
                           HUNT VALLEY, MARYLAND 21031
                                 (410) 584-7000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                               JOSEPH LUNIN, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE

----------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          Title of                   Amount             Proposed Maximum       Proposed Maximum           Amount of
       Securities to                  to be              Offering Price            Aggregate            Registration
       be Registered            Registered(1)(2)          Per Share(3)          Offering Price               Fee
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       Common Stock,                 200,000                 $1.375                $275,000                 $100
      $0.01 Par Value

   Total Registration Fee                                                                                   $100
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------


    (1) Does not include (i) 350,000 shares of Common Stock that may be issued pursuant to the Amended and Restated Stock Option Plan (the "Plan"), that were previously registered under Registration Statement on Form S-8, filed on April 15, 1998 (No. 333-50151), (ii) 250,000 shares of
         Common Stock that may be issued pursuant to the Plan, that were previously registered under Registration Statement on Form S-8 filed on January 31, 1996 (No. 333-00657), (iii) 100,000 shares of Common Stock that may be issued pursuant to the Plan, that were previously registered under Registration Statement on Form S-8 filed on April 9, 1993 (No. 33-60880), and (iv) 200,000 shares of Common Stock that may be issued pursuant to the Plan, that were previously registered under Registration Statement on Form S-8 filed on October 15, 1990 (No. 33-37228).

    (2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued pursuant to anti-dilution provisions contained in the Plan.

    (3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) and Rule 457(c) based on the average high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 11, 1999.

                             REGISTRATION STATEMENT
                            FOR ADDITIONAL SECURITIES
                                   ON FORM S-8

                           INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of Common Stock that may be issued under the Amended and Restated Stock Option Plan (the "Plan") as a result of an increase in the number of shares that may be offered under the Plan. 350,000 shares of Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on April 15, 1998 (No. 333-50151); 250,000 shares of Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on January 31, 1996 (No. 333-00657); 100,000 shares of Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on April 9, 1993 (No. 33-60880); 200,000 shares of Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on October 15, 1990 (No. 33-37228). Registration Statements on Form S-8 No. 333-50151, No. 333-00657, No. 33-60880, and No.
33-37228 are incorporated by reference herein pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunt Valley, Maryland on this 14th day of January, 1999.

                              EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. (The Registrant)

                                       DONALD A. DEIESO
                              By:      ____________________________________
                                       Donald A. Deieso, Ph.D.
                                       President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Loren D. Jensen, Ph.D. and Donald
A. Deiseo, Ph.D., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                    Title                                     Date

LOREN D. JENSEN
--------------------------
Loren D. Jensen, Ph.D.              Chairman of the Board of Directors                 January 14. 1999

DONALD A. DEIESO
--------------------------
Donald A. Deieso, Ph.D.             President, Chief Executive Officer                 January 14, 1999
                                             and Director

BARBARA L. POSNER
--------------------------
Barbara L. Posner                      Senior Vice President, Finance and              January 14, 1999
                                    Administration (principal financial officer)

EDMUND J. CASHMAN, JR.
--------------------------
Edmund J. Cashman, Jr.                       Director                                  January 14, 1999

RUDOLPH P. LAMONE
--------------------------
Rudolph P. Lamone, Ph.D.                     Director                                  January 14, 1999

CLEAVELAND D. MILLER
--------------------------
Cleaveland D. Miller, Esq.                   Director                                  January 14, 1999

GEORGE G. RADCLIFFE
--------------------------
George G. Radcliffe                          Director                                  January 14, 1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrators have duly caused this Registration Statement to be signed on behalf of the Plan, thereunto duly authorized, in Hunt Valley, Maryland, on this 14th day of January, 1999.

                             EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. AMENDED AND RESTATED STOCK OPTION PLAN
                             (The Plan)

                                 MEREDITH N. CONKLIN
                             By: ____________________________________
                                 Meredith N. Conklin, V.P. Human Resources,
                                 as Plan Administrator

                                INDEX TO EXHIBITS

   Exhibit No.       Description


         5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

         23(a)       Consent of Arthur Andersen LLP.

         23(b)       Consent  of  Pitney,  Hardin,  Kipp &  Szuch  (included  in
                     Exhibit 5 hereto).

         24          Power of Attorney (included on signature page hereto).

         99          Amended and Restated Stock Option Plan.